                                                                     EXHIBIT 4.3

                                 [FORM OF FACE]


                       PHOENIX DUFF & PHELPS CORPORATION

                          6% CONVERTIBLE SUBORDINATED
                               DEBENTURE DUE 2015

No. __________                                                      $__________


    PHOENIX DUFF & PHELPS CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on November 1, 2015, and to pay interest thereon from April 3, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 10, June 10, September 10 and December 10, in each year, commencing June 10, 1998 at the rate of 6% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 20, May 20, August 20 or November 20 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. The Indenture includes limitations on the right of the Holder to institute a proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy under the Indenture.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its name by the manual or facsimile signature of its Chairman of the Board or its President or any Vice President and has caused a facsimile of the seal of the Company to be place on this Security.


                                PHOENIX DUFF & PHELPS CORPORATION


                                By:
                                   ------------------------------
[SEAL]

Attest:


------------------------------


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Securities referred to in the within-mentioned Indenture.


Dated:                                  Harris Trust and Savings Bank
      -------------------------         as Trustee



                                        By:
                                           -------------------------------
                                           Authorized Officer

                               [FORM OF REVERSE]

    This Security is one of a duly authorized issue of Securities of the Company designated as its 6% Convertible Subordinated Debentures due 2015 (herein called the "Securities"), limited in aggregate principal amount to $81,575,000, issued and to be issued under an Indenture, dated as of April 1, 1998, (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

    Subject to the provisions of the Indenture, the Holder hereof has the right, at his option, at any time prior to maturity, to convert the principal amount of this Security (or any portion of the principal amount hereof which is an integral multiple of $25.00) into fully paid and nonassessable shares of Common Stock of the Company at the conversion rate of 3.11 shares of Common Stock for each $25.00 principal amount of Securities, subject to such adjustment, if any, of the conversion rate and the securities or other property issuable upon conversion as may be required by the provisions of the Indenture (except that, in case this Security (or any portion hereof) shall be called for redemption before maturity, such right shall terminate at the close of business on the Redemption Date for this Security (or such portion hereof), unless in any such case the Company shall default in payment due upon such redemption), but only upon surrender of this Security for the purpose of such conversion to the Company at the designated office or agency of the Company for such purpose pursuant to the provisions of the Indenture, accompanied by written notice that the Holder elects to convert this Security or any portion hereof and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered Holder or his duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to the provisions of the Indenture and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date during such period), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement with respect to payment in the event of conversion after the close of business on a Regular Record Date, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. No fractional shares are issuable upon any conversion, but in lieu thereof the Company shall pay therefor in cash as provided in the Indenture.

    The Securities are subject to redemption upon not less than 15 nor more than 60 days' notice by first class mail, postage prepaid, at any time on or after November 1, 2000 as a whole or from time to time in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

    In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, to convert such Security into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security would have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in the Indenture.

    The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness of the Company or provision for such payment, whether outstanding at the date of the Indenture or thereafter incurred, and each Holder of this Security, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

    If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Securities are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                   ----------------------------------------



                   ----------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------------------------------------



             (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        ----------------------

                            . agent to transfer this Security on the books of
----------------------------
the Company. The agent may substitute another to act for him.

))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))


Date:
     ------------------------

Your signature:
                ------------------------------------
                (Sign exactly as your name appears
                on the other side of this Security)


Signature Guarantee:
                    --------------------------------

                               CONVERSION NOTICE

To convert this Security into shares of Common Stock of the Company, check the box:

                        ------------------------------


                        ------------------------------


To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $25.00 or any multiple thereof):

                   ----------------------------------------



                   ----------------------------------------


If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                   (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


              --------------------------------------------------



              --------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


           (Print or type other person's name, address and zip code)


))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))))

Date:
      ----------------------------



Your Signature:
                ---------------------------

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed By:
                         ----------------------